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                                                                      EXHIBIT 21


                            THE LUBRIZOL CORPORATION




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
                                                     % OF            STATE/COUNTRY
PRINCIPAL SUBSIDIARIES                             OWNERSHIP        OF INCORPORATION
Lubrizol do Brasil Aditivos, Ltda.                   100%           Brazil
Lubrizol Canada Limited                              100%           Canada
Lubrizol de Chile Limitada                           100%           Chile
Lubrizol China, Inc.                                 100%           Ohio
Lubrizol Espanola, S.A.                              100%           Spain
Lubrizol France S.A.                                 99.995%        France
Lubrizol Gesellschaft m.b.H.                         100%           Austria
Lubrizol G.m.b.H.                                    100%           Germany
Lubrizol International Inc.                          100%           Cayman Islands
Lubrizol International Management
   Corporation                                       100%           Nevada
Lubrizol Italiana, S.p.A.                            100%           Italy
Lubrizol Japan, Limited                              100%           Japan
Lubrizol Limited                                     100%           United Kingdom
Lubrizol de Mexico, S. de R.L.                       100%           Mexico
Lubrizol Overseas Trading Corporation                100%           Delaware
Lubrizol Scandinavia AB                              100%           Sweden
Lubrizol Servicios Tecnicos S. de R.L.               100%           Mexico
Lubrizol South Africa (Pty.) Limited                 100%           South Africa
Lubrizol Southeast Asia (Pte.) Ltd.                  100%           Singapore
Lubrizol de Venezuela C.A.                           99.9%          Venezuela
Anedco Inc.                                          100%           Nevada
Engine Control Systems, Ltd.                         100%           Canada
Gate City Equipment Company, Inc.                    100%           Georgia
Langer & Company G.m.b.H.                            100%           Germany
SVO Specialty Products, Inc.                         100%           Delaware


AFFILIATES

Lubrizol India Limited                                40%           India
Industrais Lubrizol S.A. de C.V.                      40%           Mexico
Lubrizol Transarabian Company Limited                 49%           Saudi Arabia
C.A. Lubricantes Quimicos L.Q.                        49%           Venezuela
Solub Product Application Laboratory                  40%           Russia
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